UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 21, 2011

Intelsat S.A.

(Exact Name of Registrant as Specified in Charter)

Luxembourg	000-50262	98-0346003
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4 rue Albert Borschette Luxembourg Grand-Duchy of Luxembourg	L-1246
(Address of Principal Executive Offices)	(Zip Code)

+(352) 27 84 1600

(Registrant’s Telephone Number, Including Area Code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On March 21, 2011, Intelsat S.A. issued a press release announcing that Intelsat S.A.’s indirect wholly-owned subsidiary, Intelsat Jackson Holdings S.A. (“Intelsat Jackson”), commenced tender offers (the “Intelsat Jackson Tender Offers”) to purchase for cash any and all of its outstanding $55.0 million aggregate principal amount of 9 1/4% Senior Notes due 2016 (the “9 1/4% Intelsat Jackson Notes”) and any and all of its outstanding $284.6 million aggregate principal amount of 11 1/2% Senior Notes due 2016 (the “11 1/2% Intelsat Jackson Notes”, and, together with the 9 1/4% Intelsat Jackson Notes, the “Intelsat Jackson Notes”). In connection with the Intelsat Jackson Tender Offers, Intelsat Jackson is also soliciting the consent of the holders of the Intelsat Jackson Notes to certain proposed amendments to the indentures governing such notes, among other things, to eliminate substantially all of the restrictive covenants, certain events of default and certain other provisions contained in the applicable indentures.

The press release also announced that Intelsat S.A.’s indirect wholly-owned subsidiary, Intelsat Intermediate Holding Company S.A. (“Intermediate Holdco”), commenced a tender offer (the “Intermediate Holdco Tender Offer”) to purchase for cash any and all of its outstanding $481.0 million aggregate principal amount at maturity of 9 1/2% Senior Discount Notes due 2015 (the “Intermediate Holdco Notes”). In connection with the Intermediate Holdco Tender Offer, Intermediate Holdco is also soliciting the consent of the holders of the Intermediate Holdco Notes to certain proposed amendments to the indenture governing the Intermediate Holdco Notes, among other things, to eliminate substantially all of the restrictive covenants, certain events of default and certain other provisions contained in that indenture.

The press release also announced that Intelsat S.A.’s indirect wholly-owned subsidiary, Intelsat Subsidiary Holding Company S.A. (“Intelsat Sub Holdco”), commenced tender offers (the “Intelsat Sub Holdco Tender Offers”) to purchase for cash any and all of its outstanding $625.3 million aggregate principal amount of 8 1/2% Senior Notes due 2013 (the “8 1/2% Intelsat Sub Holdco Notes”), any and all of its outstanding $681.0 million aggregate principal amount of 8 7/8% Senior Notes due 2015 (the “8 7/8% Intelsat Sub Holdco Notes”) and any and all of its outstanding $400.0 million aggregate principal amount of 8 7/8% Senior Notes due 2015, Series B (the “8 7/8% Intelsat Sub Holdco Notes, Series B”, and, together with the 8 1/2% Intelsat Sub Holdco Notes and the 8 7/8% Intelsat Sub Holdco Notes, the “Intelsat Sub Holdco Notes”). In connection with the Intelsat Sub Holdco Tender Offers, Intelsat Sub Holdco is also soliciting the consent of the holders of the Intelsat Sub Holdco Notes to certain proposed amendments to the indentures governing such notes, among other things, to eliminate substantially all of the restrictive covenants, certain events of default and certain other provisions contained in the applicable indentures.

On March 21, 2011, Intelsat S.A. issued a press release to announce that Intelsat Jackson commenced a private offering of $2.65 billion aggregate principal amount of senior notes. On March 22, 2011, Intelsat S.A. issued a press release to announce that Intelsat Jackson priced such offering of senior notes and will issue $1.5 billion of 7 1/4% Senior Notes due 2019 and $1.15 billion of 7 1/2% Senior Notes due 2021, subject to receiving the requisite amount of irrevocable tenders and consents pursuant to each of the tender offers and consent solicitations described above.

The press releases are attached hereto as Exhibits 99.1, 99.2 and 99.3 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated March 21, 2011 entitled “Intelsat Announces Tender Offers and Consent Solicitations for Certain Notes of Intelsat Jackson Holdings S.A., Intelsat Intermediate Holding Company S.A. and Intelsat Subsidiary Holding Company S.A.”

99.2	Press Release dated March 21, 2011 entitled “Intelsat Announces Proposed Offering of Senior Notes”

99.3	Press Release dated March 22, 2011 entitled “Intelsat Announces Pricing of Senior Notes”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELSAT S.A.

Date: March 22, 2011	By:	/s/ Michael McDonnell
	Name:	Michael McDonnell
	Title:	Executive Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Document Description

99.1	Press Release dated March 21, 2011 entitled “Intelsat Announces Tender Offers and Consent Solicitations for Certain Notes of Intelsat Jackson Holdings S.A., Intelsat Intermediate Holding Company S.A. and Intelsat Subsidiary Holding Company S.A.”

99.2	Press Release dated March 21, 2011 entitled “Intelsat Announces Proposed Offering of Senior Notes”

99.3	Press Release dated March 22, 2011 entitled “Intelsat Announces Pricing of Senior Notes”